PTC Announces Q4 and FY'15 Results; Provides Q1 and FY'16 Outlook

Software Revenue Above the Mid-Point of Guidance with Strong Subscription Bookings

NEEDHAM, MA, October 28, 2015 ‑ PTC (Nasdaq: PTC) today reported financial results for the fourth quarter and full fiscal year ended September 30, 2015.

Q4 Fiscal 2015 Overview
Fourth quarter FY'15 revenue was $312.6 million. Net income was $9.0 million or $0.08 per share, which compares to revenue of $366.7 million and net income of $38.8 million or $0.33 per share in the fourth quarter FY'14.

Fourth quarter FY'15 non-GAAP revenue was $313.1 million. Non-GAAP net income was $77.1 million or $0.67 per share, which compares to non-GAAP revenue of $368.0 million and non-GAAP net income of $78.7 million or $0.67 per share, in the fourth quarter FY'14.

Fiscal 2015 Overview
FY'15 revenue was $1,255.2 million. Net income was $62.1 million or $0.54 per share, which compares to revenue of $1,357.0 million and net income of $160.2 million or $1.34 per share for FY'14.

FY'15 non-GAAP revenue was $1,259.1 million. Non-GAAP net income was $259.2 million or $2.23 per share, which compares to non-GAAP revenue of $1,358.2 million and non-GAAP net income of $260.4 million or $2.17 per share, for FY'14.

James Heppelmann, President and CEO said, "We delivered solid fourth quarter results including non-GAAP operating margin and non-GAAP EPS above the high-end of guidance, while also achieving a subscription bookings mix of 20% compared to our guidance of 14%."

As a rule of thumb, on an annual basis, every 1% change in subscription mix will raise or lower revenue by $3 million, non-GAAP operating margin by 20 basis points and non-GAAP EPS by $0.02.

Heppelmann added "Continuing the momentum we have experienced in our IoT business, fourth quarter IoT bookings and new logo additions were both strong, and we announced an agreement to acquire the Vuforia augmented reality technology platform. We were also pleased with the second consecutive quarter of strong performance in our SLM business, a reflection of pipeline rebuilding efforts in late FY'14 and early FY'15."

Operational Overview
For additional details, please refer to prepared remarks and financial data tables that have been posted to the Investor Relations section of our website at ptc.com.

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For the quarter, subscription bookings were 20% of license and subscription (L&S) bookings, up from 4% a year ago.  For the year, subscription bookings were 17% of L&S bookings, up from 8% a year ago.  As a rule of thumb, on an annual basis, every 1% change in subscription mix will raise or lower revenue by $3 million, non-GAAP operating margin by 20 basis points and non-GAAP EPS by $0.02.

¡	On a year over year, constant currency basis, software revenue was down 4% in Q4 FY'15 and was up 3% for FY'15 on both a GAAP and a non-GAAP basis.
¡	We added 108 new IoT customers during the quarter, bringing our total added for FY'15 to 290.
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In the quarter, we had 21 large deals (transactions with greater than $1 million of L&S bookings from a single customer), up from 18 in the fourth quarter FY'14; however, total bookings from large deals was down from Q4 FY'14. We did not have any mega deals (transactions with greater than $5 million of L&S bookings from a single customer) in Q4 FY'15, down from 2 in the fourth quarter FY'14.  For the year, we had 57 large deals, down from 70 in FY'14.  We had 1 mega deal in FY'15, down from 6 in FY'14.

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Q4 FY'15 GAAP operating margin was -2.3% (including $67.8 million of pension plan termination costs) and non-GAAP operating margin was 28%. FY'15 GAAP operating margin was 4.5% and non-GAAP operating margin was 24.2%.

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Cash used by operations for Q4 FY'15 was $12.6 million, including $26 million paid in connection with the termination of a U.S. pension plan. We repurchased $15 million of shares in Q4 FY'15 and Q4 FY'15 DSO was 56 days.  For FY'15, cash flow from operations was $179.9 million, and we ended the year with total cash and cash equivalents of $273.4 million and total debt of $668 million.

Workforce Realignment
Reflecting a realignment of resources toward higher growth opportunities and our commitment to operating margin improvement, management expects to repurpose or eliminate approximately 8% of worldwide positions and to consolidate select facilities. These actions are expected to result in a restructuring charge of between $40 million and $50 million. The charge will be recorded in PTC's first two fiscal quarters of FY'16, the majority of which is attributable to termination benefits and substantially all of which will be paid in FY'16. The company expects these actions to reduce annual operating expenses by approximately $17 million year-over-year, with the full impact achieved as we exit the second fiscal quarter of fiscal 2016. The expected reduction in operating expense is net of a significant increase in variable compensation relative to FY'15, should we achieve the performance targets, and increased operating expenses associated with the ColdLight acquisition, and if completed, the Vuforia acquisition.

FY'16 Business Outlook
On October 1, 2015, we launched the second phase of our subscription program with the goal of accelerating the company's transition to a predominantly subscription-based licensing model. In keeping with the company's practice of providing shareholders with a broad set of financial and operational metrics to gauge the company's performance, we are providing new guidance disclosures.  During our transition, we believe the most important metrics to focus on are License and Subscription Bookings, Subscription Mix of Bookings, Operating Expense and Free Cash Flow.

For the quarter ending January 2, 2016 and fiscal year 2016, the company expects:

	Q1'16	Q1'16	FY'16	FY'16
($ in millions)	Low	High	Low	High

Subscription ACV(1)	$6	$6	$40	$45
License and Subscription Bookings(1)	62	70	320	350
Subscription % of Bookings(1)	18%	18%	25%	25%

Subscription Revenue	$20	$20	$90	$90
Support Revenue	170	170	670	670
Perpetual License Revenue	52	57	240	260
Total Software Revenue	242	247	1,000	1,020
Professional Services Revenue	48	48	200	200
Total Revenue	$290	$295	$1,200	$1,220

Operating Expense (GAAP)	$188	$190	$714	$729
Operating Expense (Non-GAAP)	158	160	627	642
Operating Margin (GAAP)	9%	10%	13%	14%
Operating Margin (Non-GAAP)	22%	22%	23%	23%
Tax Rate (GAAP)	20%	20%	20%	20%
Tax Rate (Non-GAAP)	18%	18%	20%	15%
Shares Outstanding	116	116	116	116
EPS (GAAP)	$0.15	$0.17	$0.95	$1.05
EPS (Non-GAAP)	$0.40	$0.45	$1.80	$1.90
Free Cash Flow(1)			$215	$225
          (1)Explanation of these metrics is provided below

The Q1'16 and full year FY'16 non-GAAP operating margin and non-GAAP EPS guidance exclude the estimated items outlined in the table below and their income tax effects, as well as any discrete tax items (which are not known or reflected).  Additionally, the Q1'16 and full year FY'16 GAAP and non-GAAP operating margin and GAAP and non-GAAP EPS guidance exclude the charge related to restructuring actions described in Workforce Realignment above.  The charge is estimated to be between $40 million and $50 million, substantially all of which will be incurred in Q1 and Q2 of FY '16.

($ in millions)	Q1'16	FY'16

Effect of acquisition accounting on fair value of acquired deferred revenue	$-	$1
Stock-based compensation expense	24	64
Intangible asset amortization expense	13	50
Acquisition-related charges	1	1
Total Estimated GAAP adjustments	$38	$116

China Matter Update
In the third quarter of FY'15, we recorded a reserve of $13.6 million associated with discussions with the Securities and Exchange Commission and the Department of Justice to resolve our previously announced investigation in China.  That accrual represents the minimum amount of liability we expect to incur if we are able to reach a settlement in this matter, and does not include any amounts associated with any fines by those agencies.  We are involved in discussions with respect to potential fines and the amount of the accrual could increase by the time we file our Annual Report on Form 10-K, resulting in a change to our reported fourth quarter and fiscal year 2015 results.  There can be no assurance that we will reach a settlement with these agencies or that the cost of such settlements, if reached, would not materially exceed the existing accrual.

PTC's Fourth Quarter FY'15 Results Conference Call, Prepared Remarks and Financial Data Tables
Prepared remarks for the conference call and financial data tables have been posted to the Investor Relations section of our website at ptc.com. The Company will host a management presentation to discuss results at 5:00 pm ET on Wednesday October 28, 2015. To access the live webcast, please visit PTC's Investor Relations website at investor.ptc.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. To participate in the live conference call, dial 800-857-5592 or 773-799-3757 and provide the passcode PTC. The call will be recorded and a replay will be available for 10 days following the call by dialing 800-934-9965 and entering the pass code 8031. The archived webcast will also be available on PTC's Investor Relations website.

Bookings Metric
We offer both perpetual and subscription licensing options to our customers. Given the difference in revenue recognition between the sale of a perpetual software license (revenue is recognized at the time of sale) and a subscription (revenue is deferred and recognized ratably over the subscription term), we use bookings for internal planning, forecasting and reporting of new license and cloud services transactions. In order to normalize between perpetual and subscription transactions, we define total bookings as the annualized contract value (ACV) of new subscription bookings multiplied by a conversion factor of 2 plus the perpetual license bookings. We arrived at the conversion factor of 2 by considering a number of variables including pricing, support, length of term, and renewal rates. We define ACV as the total value of a new subscription solutions booking divided by the term of the contract (in days) multiplied by 365, unless the term is less than one year, in which case the contract value equals the ACV. Because subscription solutions bookings is a metric we use to approximate the value of subscription solution sales if sold as perpetual licenses, it does not represent the actual revenue that will be recognized with respect to subscription solution sales or that would be recognized if the sales were perpetual licenses. When calculating L&S bookings for a period, we add the value of the subscription solutions bookings to our perpetual license bookings for the period.

License Mix-Adjusted Metrics
These metrics assume that all new software and cloud services bookings since the start of FY'14 were perpetual license sales that included support in subsequent periods. The license mix-adjusted amount is calculated by converting the ACV (as defined above) of a new subscription solutions booking in the period to an assumed perpetual license equivalent by multiplying the ACV by a conversion factor of 2 (as defined above), and adding that amount to the perpetual license revenue amounts recognized in that period. Support calculated at 20% of the annual value of the converted amount is added to support revenue in future periods, beginning the quarter after the converted booking is assumed to be recognized. The assumed support revenue is recognized ratably over a 12 month period and is assumed to renew in subsequent years.

Constant Currency Change Metric
Year-over-year changes in revenue on a constant currency basis compare actual reported results converted into U.S. dollars based on the corresponding prior year's foreign currency exchange rates to reported results for the comparable prior year period.

Free Cash Flow Metric
Free cash flow guidance excludes the expected restructuring charge of between $40 million and $50 million, and the $13.6 current amount of our legal settlement reserve that we may pay to the Securities and Exchange Commission and the Department of Justice to resolve our previously announced investigation in China.

Important Information About Non-GAAP References
PTC provides non-GAAP supplemental information to its financial results. Non-GAAP revenue, non-GAAP operating expenses, non-GAAP operating margin, non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income and non-GAAP EPS exclude the effect of purchase accounting on the fair value of acquired deferred revenue, stock-based compensation expense, amortization of acquired intangible assets, restructuring charges, acquisition-related expenses, costs associated with terminating a U.S. pension plan, a litigation accrual associated with our previously disclosed China investigation, certain identified non-operating gains and losses, the related tax effects of the preceding items, and certain discrete tax items. We use these non-GAAP measures, and we believe that they assist our investors, to make period-to-period comparisons of our operational performance because they provide a view of our operating results without items that are not, in our view, indicative of our core operating results. We believe that these non-GAAP measures help illustrate underlying trends in our business, and we use the measures to establish budgets and operational goals, communicated internally and externally, for managing our business and evaluating our performance. We believe that providing non-GAAP measures affords investors a view of our operating results that may be more easily compared to the results of peer companies. In addition, compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. However, non-GAAP information should not be construed as an alternative to GAAP information as the items excluded from the non-GAAP measures often have a material impact on PTC's financial results. Management uses, and investors should consider, non-GAAP measures in conjunction with our GAAP results.
PTC also provides information on "free cash flow" and "free cash flow return" to enable investors to assess our ability to generate cash without incurring additional external financings and to evaluate our performance against our announced long-term goal of returning approximately 40% of our free cash flow to shareholders via stock repurchases. Free-cash flow is net cash provided by (used in) operating activities less capital expenditures and free-cash flow return is the value of shares repurchased divided by free cash flow.
Forward-Looking Statements
Statements in this press release that are not historic facts, including statements about our first quarter and full fiscal 2016 targets and other future financial and growth expectations, anticipated tax rates and announced acquisitions, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that the macroeconomic and/or global manufacturing climates may not improve or may deteriorate, the possibility that customers may not purchase our solutions when or at the rates we expect, the possibility that our businesses, including our Internet of Things (IoT) business, may not expand and/or generate the revenue we expect, the possibility that new products released and planned products, including IoT enabled core products, may not generate the revenue we expect or be released as we expect, the possibility that foreign currency exchange rates may vary from our expectations and thereby affect our reported revenue and expense, the possibility that the mix of revenue between license & subscription solutions, support and professional services could be different than we expect, which could impact our EPS results, the possibility that our customers may purchase more of our solutions as subscriptions than we expect, which would adversely affect near-term revenue, operating margins, and EPS, the possibility that customers may not purchase subscriptions at the rate we expect, the possibility that sales of our solutions as subscriptions may not have the longer-term effect on revenue that we expect, the possibility that our workforce realignment may not achieve the expense savings we expect and may adversely affect our operations, the possibility that we may be unable to generate sufficient operating cash flow to return 40% of free cash flow to shareholders or that other uses of cash could preclude share repurchases, the possibility that the Vuforia acquisition may not be completed, and the possibility that we may incur greater acquisition-related expenses than we expect.

In addition, our assumptions concerning our future GAAP and non-GAAP effective income tax rates are based on estimates and other factors that could change, including the geographic mix of our revenue, expenses and profits and loans and cash repatriations from foreign subsidiaries. Other risks and uncertainties that could cause actual results to differ materially from those projected are detailed from time to time in reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

PTC and the PTC logo are trademarks or registered trademarks of PTC Inc. or its subsidiaries in the United States and in other countries.

About PTC
PTC (NASDAQ: PTC) is a global provider of technology platforms and solutions that transform how companies create, operate, and service the "things" in the Internet of Things (IoT). The company's next-generation ThingWorx® technology platform gives developers the tools they need to capture, analyze, and capitalize on the vast amounts of data being generated by smart, connected products and systems. The company's field-proven solutions are deployed in more than 28,000 businesses worldwide to generate a product or service advantage. PTC's award-winning CEO, considered an industry thought leader, co-authored the definitive guides to the impact of the IoT on business in the Harvard Business Review.

PTC Investor Relations Contacts

Tim Fox, 781-370-5961
tifox@ptc.com

Jason Howard, 781-370-5087
jahoward@ptc.com

PTC Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

Revenue:
License and subscription (L&S)	$99,149	$120,625	$347,999	$389,739
Support	165,482	180,090	681,524	688,502
Total software revenue	264,631	300,715	1,029,523	1,078,241
Professional services	47,937	65,993	225,719	278,726
Total revenue	312,568	366,708	1,255,242	1,356,967

Cost of revenue:
Cost of L&S revenue (1)	13,814	12,550	53,163	45,005
Cost of support revenue (1)	19,653	22,105	82,829	84,703
Total cost of software revenue	33,467	34,655	135,992	129,708
Cost of professional services revenue (1)	42,895	61,199	198,742	243,975
Total cost of revenue	76,362	95,854	334,734	373,683

Gross margin	236,206	270,854	920,508	983,284

Operating expenses:
Sales and marketing (1)	82,692	95,835	338,777	357,447
Research and development (1)	52,180	60,387	227,513	226,496
General and administrative (1)	99,182	43,344	218,524	142,232
Amortization of acquired intangible assets	8,438	8,355	36,129	32,127
Restructuring charges	784	26,825	43,409	28,406
Total operating expenses	243,276	234,746	864,352	786,708

Operating income (loss)	(7,070)	36,108	56,156	196,576
Other expense, net	(4,598)	(3,740)	(15,091)	(10,464)
Income (loss) before income taxes	(11,668)	32,368	41,065	186,112
Provision (benefit) for income taxes	(20,655)	(6,387)	(21,032)	25,918
Net income	$8,987	$38,755	$62,097	$160,194

Earnings per share:
Basic	$0.08	$0.33	$0.54	$1.36
Weighted average shares outstanding	113,999	116,173	114,775	118,094

Diluted	$0.08	$0.33	$0.54	$1.34
Weighted average shares outstanding	115,025	118,275	116,012	119,984

(1)	The amounts in the tables above include stock-based compensation as follows:

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
Cost of L&S revenue	$140	$104	$521	$314
Cost of support revenue	998	1,034	3,775	3,745
Cost of service revenue	1,361	1,916	5,871	6,351
Sales and marketing	2,840	2,399	12,223	10,982
Research and development	2,608	3,052	11,623	10,119
General and administrative	4,100	4,522	16,169	19,378
Total stock-based compensation	$12,047	$13,027	$50,182	$50,889

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

GAAP revenue	$312,568	$366,708	$1,255,242	$1,356,967
Fair value adjustment of acquired deferred L&S revenue	207	758	1,831	758
Fair value adjustment of acquired deferred support revenue	43	348	898	348
Fair value adjustment of acquired deferred service revenue	296	143	1,140	143
Non-GAAP revenue	$313,114	$367,957	$1,259,111	$1,358,216

GAAP gross margin	$236,206	$270,854	$920,508	$983,284
Fair value adjustment of acquired deferred L&S revenue	207	758	1,831	758
Fair value adjustment of acquired deferred support revenue	43	348	898	348
Fair value adjustment of acquired deferred service revenue	296	143	1,140	143
Fair value adjustment to deferred services cost	(134)	(65)	(526)	(65)
Stock-based compensation	2,499	3,054	10,167	10,410
Amortization of acquired intangible assets
included in cost of L&S revenue	4,964	4,793	19,402	18,112
Non-GAAP gross margin	$244,081	$279,885	$953,420	$1,012,990

GAAP operating income (loss)	$(7,070)	$36,108	$56,156	$196,576
Fair value adjustment of acquired deferred L&S revenue	207	758	1,831	758
Fair value adjustment of acquired deferred support revenue	43	348	898	348
Fair value adjustment of acquired deferred service revenue	296	143	1,140	143
Fair value adjustment to deferred services cost	(134)	(65)	(526)	(65)
Fair value adjustment to deferred commission costs	-	(102)	-	(102)
Stock-based compensation	12,047	13,027	50,182	50,889
Amortization of acquired intangible assets
included in cost of L&S revenue	4,964	4,793	19,402	18,112
Amortization of acquired intangible assets	8,438	8,355	36,129	32,127
Acquisition-related charges included in
general and administrative expenses	210	6,328	8,913	13,096
US pension plan termination-related costs	67,779	-	73,171	-
Pending legal settlement accrual	-	-	13,622	-
Restructuring charges	784	26,825	43,409	28,406
Non-GAAP operating income (2)	$87,564	$96,518	$304,327	$340,288

GAAP net income	$8,987	$38,755	$62,097	$160,194
Fair value adjustment of acquired deferred L&S revenue	207	758	1,831	758
Fair value adjustment of acquired deferred support revenue	43	348	898	348
Fair value adjustment of acquired deferred service revenue	296	143	1,140	143
Fair value adjustment to deferred services cost	(134)	(65)	(526)	(65)
Fair value adjustment to deferred commission costs	-	(102)	-	(102)
Stock-based compensation	12,047	13,027	50,182	50,889
Amortization of acquired intangible assets
included in cost of L&S revenue	4,964	4,793	19,402	18,112
Amortization of acquired intangible assets	8,438	8,355	36,129	32,127
Acquisition-related charges included in
general and administrative expenses	210	6,328	8,913	13,096
US pension plan termination-related costs	67,779	-	73,171	-
Pending legal settlement accrual	-	-	13,622	-
Restructuring charges	784	26,825	43,409	28,406
Income tax adjustments (3)	(26,537)	(20,440)	(51,088)	(43,528)
Non-GAAP net income	$77,084	$78,725	$259,180	$260,378

PTC Inc.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (UNAUDITED), Cont'd.
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

GAAP diluted earnings per share	$0.08	$0.33	$0.54	$1.34
Fair value of acquired deferred revenue	-	0.01	0.03	0.01
Fair value adjustment to deferred services cost	-	-	-	-
Stock-based compensation	0.10	0.11	0.43	0.42
Amortization of acquired intangibles	0.12	0.11	0.48	0.42
Acquisition-related charges	0.00	0.05	0.08	0.11
US pension plan termination-related costs	0.59	-	0.63	-
Pending legal settlement accrual	-	-	0.12	-
Restructuring charges	0.01	0.23	0.37	0.24
Income tax adjustments	(0.23)	(0.17)	(0.44)	(0.36)
Non-GAAP diluted earnings per share	$0.67	$0.67	$2.23	$2.17

(2)	Operating margin impact of non-GAAP adjustments:
	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014
GAAP operating margin	-2.3%	9.8%	4.5%	14.5%
Fair value of acquired deferred revenue	0.2%	0.3%	0.3%	0.1%
Fair value adjustment to deferred services cost	0.0%	0.0%	0.0%	0.0%
Stock-based compensation	3.9%	3.6%	4.0%	3.8%
Amortization of acquired intangibles	4.3%	3.6%	4.4%	3.7%
Acquisition-related charges	0.1%	1.7%	0.7%	1.0%
US pension plan termination-related costs	21.7%	0.0%	5.8%	0.0%
Pending legal settlement accrual	0.0%	0.0%	1.1%	0.0%
Restructuring charges	0.3%	7.3%	3.5%	2.1%
Non-GAAP operating margin	28.0%	26.2%	24.2%	25.1%

(3)
Income tax adjustments for the three and twelve months ended September 30, 2015 and 2014 reflect the tax effects of non-GAAP adjustments which are calculated by applying the applicable tax rate by jurisdiction to the non-GAAP adjustments listed above, and also include any identified tax items. In the fourth quarter of 2012, a valuation allowance was established against our U.S. net deferred tax assets. Similarly, in the fourth quarter of 2014, a valuation allowance was established against our foreign net deferred tax assets in a foreign jurisdiction. As the U.S. and the foreign jurisdiction are profitable on a non-GAAP basis, the 2015 and 2014 non-GAAP tax provisions are being calculated assuming there is no valuation allowance in these jurisdictions. The following identified tax item has been excluded from the non-GAAP tax results: Fiscal year 2014 includes a tax benefit of $18.1 million related to the release of a portion of the valuation allowance as a result of deferred tax liabilities established for the acquisitions of ThingWorx in Q2'14 of $8.9 million and Axeda in Q4'14 of $9.1 million; and a $1.9 million tax benefit in Q4'14 resulting from tax authority clearance in a foreign jurisdiction of an acquired company.

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	September 30,
	2015	2014

ASSETS

Cash and cash equivalents	$273,417	$293,654
Accounts receivable, net	197,275	235,688
Property and equipment, net	65,162	67,783
Goodwill and acquired intangible assets, net	1,360,342	1,349,400
Other assets	313,717	253,429

Total assets	$2,209,913	$2,199,954

LIABILITIES AND STOCKHOLDERS' EQUITY

Deferred revenue	$386,850	$382,544
Borrowings under credit facility	668,125	611,875
Other liabilities	280,227	351,646
Stockholders' equity	874,711	853,889

Total liabilities and stockholders' equity	$2,209,913	$2,199,954

PTC Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	September 30,	September 30,	September 30,	September 30,
	2015	2014	2015	2014

Cash flows from operating activities:
Net income	$8,987	$38,755	$62,097	$160,194
Stock-based compensation	12,047	13,027	50,182	50,889
Depreciation and amortization	20,978	20,008	84,433	77,307
Accounts receivable	(15,183)	(7,071)	29,723	7,554
Accounts payable and accruals	(30,327)	36,746	(40,356)	8,538
Deferred revenue	(42,541)	(30,341)	8,852	24,998
Pension settlement loss	66,332	-	66,332	-
Income taxes	(27,289)	(15,357)	(52,897)	(812)
Excess tax benefits from stock-based awards	(95)	(852)	(24)	(10,428)
Other	(5,469)	(3,750)	(28,439)	(13,688)
Net cash (used) provided by operating activities (5)	(12,560)	51,165	179,903	304,552

Capital expenditures	(9,991)	(8,554)	(30,628)	(25,275)
Acquisitions of businesses, net of cash acquired (6)	-	(212,006)	(98,411)	(323,525)
Proceeds (payments) on debt, net	43,750	296,875	56,250	353,750
Proceeds from issuance of common stock	3	76	41	877
Payments of withholding taxes in connection with
vesting of stock-based awards	(90)	(108)	(29,207)	(26,857)
Repurchases of common stock	(14,978)	(125,000)	(64,940)	(224,915)
Excess tax benefits from stock-based awards	95	852	24	10,428
Other financing & investing activities	(4,323)	(3,810)	(15,323)	(7,930)
Foreign exchange impact on cash	(3,549)	(10,009)	(17,946)	(9,364)

Net change in cash and cash equivalents	(1,643)	(10,519)	(20,237)	51,741
Cash and cash equivalents, beginning of period	275,060	304,173	293,654	241,913
Cash and cash equivalents, end of period	$273,417	$293,654	$273,417	$293,654

(5)
The three and twelve months ended September 30, 2015 includes $26 million and $46 million of voluntary contribution funding payments to pension plans, respectively.  The twelve months ended September 30, 2014 includes an $8 million voluntary contribution funding payment to a US pension plan.  The three and twelve months ended September 30, 2015 include $6 million and $54 million in restructuring payments, respectively.  The three and twelve months ended September 30, 2014 include $1 million and $21 million in restructuring payments, respectively.

(6)
We acquired ColdLight on May 7, 2015 for $99 million (net of cash acquired).  In fiscal year 2014, we completed the acquisitions of Axeda for $166 million (net of cash acquired) and Atego for $46 million (net of cash acquired) in Q4'14 and the acquisition of ThingWorx for $112 million (net of cash acquired) in Q2'14.  During fiscal year 2014, we used cash flow from operations and borrowings under our credit facility to complete these acquisitions and to fund share repurchases.